EXHIBIT 4.1

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                        PASS THROUGH TRUST AGREEMENT

                           Dated _______, ____

                                 between

                           US AIRWAYS, INC.,

                         US AIRWAYS GROUP, INC.

                                  and

             STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                         NATIONAL ASSOCIATION

                              as Trustee






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                           TABLE OF CONTENTS
                                                                      Page
                                                                      ____

DEFINITIONS                                                              2
     Section 1.01.  Definitions                                          2
     Section 1.02.  Compliance Certificates and Opinions                14
     Section 1.03.  Form of Documents Delivered to Trustee              15
     Section 1.04.  Directions of Certificateholders                    15

ARTICLE II
   ORIGINAL ISSUANCE OF CERTIFICATES:
   ACQUISITION OF TRUST PROPERTY                                        17
     Section 2.01.  Amount Unlimited; Issuable in Series                17
     Section 2.02.  Acquisition of Equipment Notes                      19
     Section 2.03.  Acceptance by Trustee                               21
     Section 2.04.  Limitation of Powers                                22

ARTICLE III
   THE CERTIFICATES                                                     22
     Section 3.01.  Form, Denomination and Execution of Certificates    22
     Section 3.02.  Authentication of Certificates                      23
     Section 3.03.  Temporary Certificates                              23
     Section 3.04.  Transfer and Exchange                               23
     Section 3.05.  Book-Entry and Definitive Certificates              24
     Section 3.06.  Mutilated, Destroyed, Lost or Stolen Certificates   27
     Section 3.07.  Persons Deemed Owners                               27
     Section 3.08.  Cancellation                                        27
     Section 3.09.  Limitation of Liability for Payments                28

ARTICLE IV
   DISTRIBUTIONS; STATEMENTS TO
   CERTIFICATEHOLDERS                                                   28
     Section 4.01.  Certificate Account and Special Payments Account    28
     Section 4.02.  Distributions from Certificate Account and Special
             Payments Account                                           29
     Section 4.03.  Statements to Certificateholders                    31
     Section 4.04.  Investment of Special Payment Moneys                32

ARTICLE V
   THE COMPANY                                                          32
     Section 5.01.  Maintenance of Corporate Existence                  32
     Section 5.02.  Consolidation, Merger, Etc.                         32

ARTICLE VI
   DEFAULT                                                              34
     Section 6.01.  Indenture Events of Default and Triggering Events   34
     Section 6.02.  Incidents of Sale of Equipment Note                 35
     Section 6.03. Judicial Proceedings Instituted by Trustee; Trustee May
             Bring Suit                                                 36
     Section 6.04.  Control by Certificateholders                       36
     Section 6.05.  Waiver of Past Defaults                             37
     Section 6.06.  Right of Certificateholders to Receive Payments Not to
             Be Impaired                                                37
     Section 6.07.  Certificateholders May Not Bring Suit Except Under
             Certain Conditions                                         38
     Section 6.08.  Remedies Cumulative                                 38
     Section 6.09.  Undertaking for Costs                               39

ARTICLE VII
   THE TRUSTEE                                                          39
     Section 7.01.  Certain Duties and Responsibilities                 39
     Section 7.02.  Notice of Defaults                                  40
     Section 7.03.  Certain Rights of Trustee                           40
     Section 7.04.  Not Responsible for Recitals or Issuance of
             Certificates                                               41
     Section 7.05.  May Hold Certificates                               42
     Section 7.06.  Money Held in Trust                                 42
     Section 7.07.  Compensation and Reimbursement                      42
     Section 7.08.  Corporate Trustee Required; Eligibility             43
     Section 7.09.  Resignation and Removal, Appointment of
             Successor                                                  43
     Section 7.10.  Acceptance of Appointment by Successor              45
     Section 7.11.  Merger, Conversion, Consolidation or Succession to
             Business                                                   46
     Section 7.12.  Maintenance of Agencies                             46
     Section 7.13.  Money for Certificate Payments to Be Held in Trust  48


                                  ii


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     Section 7.14.  Registration of Equipment Notes in Trustee's Name   48
     Section 7.15.  Representations and Warranties of Trustee           48
     Section 7.16.  Withholding Taxes; Information Reporting            50
     Section 7.17.  Trustee's Liens                                     50
     Section 7.18.  Preferential Collection of Claims                   50

ARTICLE VIII
   CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE                     50
     Section 8.01.  The Company to Furnish Trustee with Names and
             Addresses of Certificateholders                            50
     Section 8.02.  Preservation of Information, Communications to
             Certificateholders                                         51
     Section 8.03.  Reports by Trustee                                  51
     Section 8.04.  Reports by the Company                              51

ARTICLE IX
     SUPPLEMENTAL AGREEMENTS                                            52
     Section 9.01.  Supplemental Agreements Without Consent of
             Certificateholders                                         52
     Section 9.02.  Supplemental Agreements With Consent of
             Certificateholders                                         54
     Section 9.03.  Documents Affecting Immunity or Indemnity           55
     Section 9.04.  Execution of Supplemental Agreements                55
     Section 9.05.  Effect of Supplemental Agreements                   55
     Section 9.06.  Conformity With Trust Indenture Act                 56
     Section 9.07.  Reference in Certificates to Supplemental
             Agreements                                                 56
     Section 9.08.  Release of Parent.                                  56

ARTICLE X
   AMENDMENTS TO INDENTURE AND NOTE DOCUMENTS                           56
     Section 10.01.  Amendments and Supplements to Indenture and
             Other Note Documents                                       56

ARTICLE XI
   TERMINATION OF TRUSTS                                                57
     Section 11.01.  Termination of the Trusts                          57


                                     iii


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ARTICLE XII
   MISCELLANEOUS PROVISIONS                                             58
     Section 12.01.  Limitation on Rights of Certificateholders         58
     Section 12.02.  Liabilities of Certificateholders                  59
     Section 12.03.  Registration of Equipment Notes in Name of
             Subordination Agent                                        59
     Section 12.04.  Notices                                            59
     Section 12.05.  Governing Law                                      60
     Section 12.06.  Severability of Provisions                         61
     Section 12.07.  Trust Indenture Act Controls                       61
     Section 12.08.  Effect of Headings and Table of Contents           61
     Section 12.09.  Successors and Assigns                             61
     Section 12.10.  Benefits of Agreement                              61
     Section 12.11.  Legal Holidays                                     61
     Section 12.12.  Counterparts                                       61
     Section 12.13.  Communication by Certificateholders With
             Other Certificateholders                                   62
     Section 12.14.  Intention of Parties                               62

EXHIBIT A
   FORM OF CERTIFICATE                                                 A-1

EXHIBIT B
   FORM OF GUARANTEED CERTIFICATE                                      B-1


                                     iv


Reconciliation and tie between US Airways Pass Through Trust Agreement, dated ________, ____ and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.


Trust Indenture Act                   Pass Through Trust
  of 1939 Section                     Agreement Section
-------------------                   ------------------

    310(a)(1)                         7.08
       (a)(2)                         7.08
       312(a)                         3.05;8.01;8.02
       313(a)                         8.03
       314(a)(1)-(3)                  8.04(a)-(c)
         (a)(4)                       8.04(d)
         (c)(1)                       1.02
         (c)(2)                       1.02
         (d)(1)                       7.13;11.01
         (d)(2)                       7.13;11.01
         (d)(3)                       2.01
         (e)                          1.02
      315(b)                          7.02
      316(a)(last sentence)           1.04(c)
         (a)(1)(A)                    6.04
         (a)(1)(B)                    6.05
         (b)                          6.06
         (c)                          1.04(d)
      317(a)(1)                       6.03
         (b)                          7.13
      318(a)                          12.07


                                   v


                      PASS THROUGH TRUST AGREEMENT
          This PASS THROUGH TRUST AGREEMENT, dated as of ______, ____ (the "Basic Agreement"), between US AIRWAYS, INC., a Delaware corporation (the "Company"), US AIRWAYS GROUP, INC., a Delaware corporation (the "Parent") and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as Trustee, is made with respect to the forma-tion from time to time of separate US Airways Pass Through Trusts, and the issuance from time to time of separate series of Pass Through Certificates representing fractional undivided interests in the respective Trusts.
                          W I T N E S S E T H:
                          ____________________
     WHEREAS, from time to time, the Company, and the Trustee may enter into a Trust Supplement (this and certain other defined terms used herein are de-fined in Section 1.01) pursuant to which the Trustee shall declare the crea-tion of a separate Trust for the benefit of the Holders of the series of Cer-tificates to be issued in respect of such Trust, and the initial Holders of the Certificates of such series, as the grantors of such Trust, by their re-spective acceptances of the Certificates of such series, shall join in the creation of such Trust with the Trustee;
      WHEREAS, all Certificates to be issued in respect of each separate Trust will be issued as a separate series pursuant to this Agreement, will evidence fractional undivided interests in such Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein, subject, however, to the provisions of any Intercredi-tor Agreement to which one or more Trusts may be a party;
     WHEREAS, from time to time, pursuant to the terms and conditions of this Agreement with respect to each separate Trust formed under this Agreement, the Trustee on behalf of such Trust shall purchase one or more issues of Equipment Notes having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the series of Certifi-cates issued in respect of such Trust and, subject to the terms of any re-lated Intercreditor Agreement, shall hold such Equipment Notes in trust for the benefit of the Certificateholders of such Trust;
    WHEREAS, to facilitate the sale of Equipment Notes to, and the purchase of Equipment Notes by, the Trustee on behalf of each Trust created from time to time pursuant to this Agreement, the Company as the "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, of the Certificates to be issued in respect of each Trust and as the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act has duly authorized the execution and delivery of this Basic Agreement and each Trust Supplement with respect to all such Certificates and is undertaking to perform certain administrative and minis-terial duties under this Agreement and is also undertaking to pay the fees and expenses of the Trustee;
    WHEREAS, the Parent may, from time to time, guaranty the obligations of the Company (i) under the Equipment Notes issued to finance the Owned Air-craft, and (ii) payment of all amounts payable under the related Lease en-tered into for a Leased Aircraft (the "Parent Guaranty");
     WHEREAS, if on behalf of any separate Trust created by the Company and the Trustee pursuant to a Trust Supplement the Trustee acquires any such guaranteed Equipment Notes, the Parent will become a party to such Trust Sup-plement;
     WHEREAS, to facilitate the sale of Equipment Notes to, and the purchase of Equipment Notes by, the Trustee on behalf of each Trust created from time to time pursuant to this Agreement, the Parent has duly authorized the execu-tion and delivery of this Basic Agreement and each Trust Supplement to which it shall be a party, with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties under this Agreement and is also undertaking to pay the fees and expenses of the Trustee; and

     WHEREAS, this Basic Agreement, as supplemented from time to time, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;
     NOW, THEREFORE, in consideration of the mutual agreements herein con-tained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
                                   ARTICLE I
                                  DEFINITIONS
     Section 1.01. Definitions. For all purposes of this Basic Agreement, except as otherwise expressly provided or unless the context otherwise re-quires:

            (1) the terms used herein that are defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;


                                    2


            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

            (3) all references in this Basic Agreement to designated "Arti cles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Basic Agreement;

            (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Basic Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision;

            (5) unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation"; and

            (6) the term "this Agreement" (as distinguished from "this Basic Agreement") refers, unless the context otherwise requires, to this Basic Agreement as supplemented by the Trust Supplement creating a particular Trust and establishing the series of Certificates issued or to be issued in respect thereof, with reference to such Trust and such series of Certificates, as this Basic Agreement as so supplemented may be further supplemented with respect to such Trust and such series of Certificates.
             Act: Has the meaning, with respect to any Certificateholder, specified in Section 1.04(a).
             Affiliate: Means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or un-der direct or indirect common control with such Person. For the pur-poses of this definition, "control", when used with respect to any specified Person, means the power, directly or indirectly, to direct the management and policies of such Person, whether through the owner-ship of voting securities or by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the forego-ing.
             Aircraft: Means one or more aircraft, including engines there-for, owned by or leased to the Company and securing one or more Equip-ment Notes.
             Authorized Agent: Means, with respect to the Certificates of any series, any Paying Agent or Registrar for the Certificates of such series.


                                   3


       Basic Agreement: Means this Pass Through Trust Agreement, as the samemay from time to time be supplemented, amended or modified, but does not include any Trust Supplement.
       Book-Entry Certificates: Means, with respect to the Certifi-cates of any series, a beneficial interest in the Certificates of such series, ownership and transfers of which shall be made through book en-tries as described in Section 3.05.
       Business Day: Means, with respect to the Certificates of any series, any day other than a Saturday, a Sunday or a day on which com-mercial banks are required or authorized to close in New York, New York, or, so long as any Certificate of such series is outstanding, the city and state in which the Trustee or any related Loan Trustee main-tains its Corporate Trust Office or receives and disburses funds.
      Certificate: Means any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A or Exhibit B, as applicable, hereto.
      Certificate Account: Means, with respect to the Certificates of any series, the account or accounts created and maintained for such se-ries pursuant to Section 4.01(a) and the related Trust Supplement.
      Certificateholder or Holder: Means, with respect to the Certifi-cates of any series, the Person in whose name a Certificate of such se-ries is registered in the Register for Certificates of such series.
      Certificate Owner: Means, with respect to the Certificates of any series, for purposes of Section 3.05, the Person who owns a Book-Entry Certificate of such series.
      Clearing Agency: Means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.
      Clearing Agency Participant: Means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

                                   4


       Company: Means US Airways, Inc., a Delaware corporation, or its successor in interest pursuant to Section 5.02, or (only in the context of provisions hereof, if any, when such reference is required for pur-poses of compliance with the Trust Indenture Act) any other "obligor" (within the meaning of the Trust Indenture Act) with respect to the Certificates of any series.
       Controlling Party: Means the Person entitled to act as such pursuant to the terms of any Intercreditor Agreement.
       Corporate Trust Office: Means, with respect to the Trustee or any Loan Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.
       Cut-off Date: Means, with respect to the Certificates of any series, the date designated as such in the Trust Supplement establish-ing such series.
       Definitive Certificates: Has the meaning, with respect to the Certificates of any series, specified in Section 3.05.
       Direction: Has the meaning specified in Section 1.04(a). Equipment Notes: Means, with respect to the Certificates of any series,all of the equipment notes issued under the Indentures related to such series of Certificates.
       ERISA: Means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.
       Escrow Account: Has the meaning, with respect to the Certifi-cates of any series, specified in Section 2.02(b).
       Escrowed Funds: Has the meaning, with respect to any Trust, specified in Section 2.02(b).
       Event of Default: Means, in respect of any Trust, an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.
       Fractional Undivided Interest: Means the fractional undivided interest in a Trust that is evidenced by a Certificate relating to such Trust.


                                    5


       Indenture: Means, with respect to any Trust, each of the one or more separate trust indenture and security agreements or trust inden-ture and mortgages or similar documents described in, or on a schedule attached to, the Trust Supplement and an indenture having substantially the same terms and conditions which relates to a Substitute Aircraft, as each such indenture may be amended or supplemented in accordance with its respective terms; and "Indentures" means all of such agree-ments.
       Indenture Event of Default: Means, with respect to any Inden-ture, any Indenture Event of Default (as such term is defined in such Indenture).
       Initial Regular Distribution Date: Means, with respect to the Certificates of any series, the first Regular Distribution Date on which a Scheduled Payment is to be made.
       Intercreditor Agreement: Means any agreement by and among the Trustee, as trustee hereunder with respect to one or more Trusts, one or more Liquidity Providers and a Subordination Agent providing, among other things, for the distribution of payments made in respect of Equipment Notes held by such Trusts.
       Issuance Date: Means, with respect to the Certificates of any series, the date of the issuance of such Certificates.
       Lease: Means any lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in ac-cordance with its terms; and "Leases" means all such Leases.
       Letter of Representations: Means, with respect to the Certifi-cates of any series, an agreement among the Company, the Trustee and the initial Clearing Agency substantially in the form attached as an Exhibit to the related Trust Supplement.
       Liquidity Facility: Means, with respect to the Certificates of any series, any revolving credit agreement, letter of credit or similar facility relating to the Certificates of such series between a bank or other financial institution and a Subordination Agent, as amended, re-placed, supplemented or otherwise modified from time to time in accor-dance with its terms and the terms of any Intercreditor Agreement.


                                   6


       Liquidity Provider: Means, with respect to the Certificates of any series, a bank or other financial institution that agrees to pro-vide a Liquidity Facility for the benefit of the holders of Certifi-cates of such series.
       Loan Trustee: Means, with respect to any Equipment Note or the Indenture applicable thereto, the bank or trust company designated as loan or indenture trustee under such Indenture, and any successor to such Loan Trustee as such trustee; and "Loan Trustees" means all of the Loan Trustees under the Indentures.
       Note Documents: Means, with respect to the Certificates of any series, the Equipment Notes with respect to such Certificates and, with respect to such Equipment Notes, the related Indenture, Note Purchase Agreement and, if the Aircraft is leased to the Company, the related Lease and, if applicable, the Parent Guaranty relating to such Lease, and the related Purchase Agreement Assignment, or if the Aircraft is an Aircraft owned by the Company, including the Parent Guaranty, if appli-cable, relating to such Equipment Notes.
       Note Purchase Agreement: Means, with respect to the Certifi-cates of any series, any note purchase, refunding, participation or similar agreement providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the relevant Trust; and "Note Purchase Agreements" means all such agreements.
       Officer's Certificate: Means a certificate signed, (a) in the case of the Company or the Parent, by (i) the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or the Treasurer of the Company or the Par-ent, as applicable, signing alone, or (ii) any Vice President of the Company or the Parent, as applicable, signing together with the Secre-tary, the Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company or the Parent or (b) in the case of the Trustee or an Owner Trustee or a Loan Trustee, a Responsible Officer of the Trustee or such Owner Trustee or such Loan Trustee, as the case may be.
       Opinion of Counsel: Means a written opinion of legal counsel who (a) in the case of counsel for the Company or the Parent may be
(i) a senior attorney of the Company or the Parent one of whose princi-pal duties is furnishing advice as to legal matters, (ii) Skadden, Arps, Slate, Meagher & Flom LLP (and any affiliate thereof) or (iii) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of any Owner Trustee or any Loan Trustee, may be such counsel as may be designated by any of them


                                   7


whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.
       Other Agreements:  Has the meaning specified in Section 6.01(b).
       Outstanding: When used with respect to Certificates of any se-ries, means, as of the date of determination, all Certificates of such series theretofore authenticated and delivered under this Agreement, except:

       (i) Certificates of such series theretofore cancelled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

       (ii) All of the Certificates of such series if money in the full amount required to make the final distribution with respect to such series pursuant to Section 11.01 hereof has been theretofore deposited with the Trustee in trust for the Holders of the Certificates of such series as provided in Sec-tion 4.01, pending distribution of such money to such Certifi-cateholders pursuant to payment of such final distribution pay-ment; and

       (iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been authenticated and delivered pursuant to this Agreement.
       Owner Participant: Means, with respect to any Equipment Note, the "Owner Participant", if any, as referred to in the Indenture pursu-ant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and "Owner Participants" at any time of determination means all of the Owner Participants thus referred to in the Indentures.
       Owner Trustee: Means, with respect to any Equipment Note, the "Owner Trustee", if any, as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and "Owner Trustees" means all of the Owner Trustees party to any of the related Indentures.
       Parent: Means US Airways Group, Inc., a Delaware corporation, or its successors in interest.
       Parent Guaranty: Has the meaning specified in the Preamble.


                                   8


       Paying Agent: Means, with respect to the Certificates of any series, the paying agent maintained and appointed for the Certificates of such series pursuant to Section 7.12.
       Permitted Investments: Means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days after the date of acquisi-tion thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date.
       Person: Means any person, including any individual, corpora-tion, limited liability company, partnership, joint venture, associa-tion, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.
       Pool Balance: Means, with respect to the Certificates of any series as of any date, (i) the original aggregate face amount of the Certificates of any series less (ii) the aggregate amount of all pay-ments made in respect of such Certificates other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the distribution thereof to be made on such Dis-tribution Date.
       Pool Factor: Means, with respect to any series of Certificates as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such series as at such date by (ii) the original aggregate face amount of the Certificates of such series. The Pool Factor as of any Distribution Date shall be com-puted after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the dis-tribution thereof to be made on such Distribution Date.
       Postponed Notes: Means, with respect to any Trust or the re-lated series of Certificates, the Equipment Notes to be held in such Trust as to which a Postponement Notice shall have been delivered pur-suant to Section 2.02(b).
       Postponement Notice: Means, with respect to any Trust or the related series of Certificates, an Officer's Certificate of the Company signed by an officer of the Company (1) requesting that the Trustee temporarily postpone


                                    9


purchase of the related Equipment Notes to a date later than the Issu-ance Date of such series of Certificates, (2) identifying the amount of the purchase price of each such Equipment Note and the aggregate pur-chase price for all such Equipment Notes, (3) setting forth the reasons for such postponement and (4) with respect to each such Equipment Note, either (a) setting or resetting a new Transfer Date (which shall be on or prior to the applicable Cut-off Date) for payment by the Trustee of such purchase price and issuance of the related Equipment Note (subject to subsequent change from time to time in accordance with the relevant Note Purchase Agreement), or (b) indicating that such new Transfer Date (which shall be on or prior to the applicable Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date (subject to subsequent change from time to time in accordance with the relevant Note Purchase Agreement).
       Potential Purchaser: Has the meaning, with respect to any Cer-tificateholder, specified in Section 6.01(b).
       PTC Event of Default: Means, with respect to the Certificates of any series, any failure to pay within ten Business Days of the due date thereof: (i) the outstanding Pool Balance of such series of Cer-tificates on the date specified in any Trust Supplement for such pay-ment or (ii) interest due on the Certificates of such series on any Distribution Date (unless the related Subordination Agent shall have made an Interest Drawing or Drawings (as defined in the related Inter-creditor Agreement), or a withdrawal or withdrawals pursuant to a cash collateral account under such Intercreditor Agreement, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).
       Purchase Agreement Assignment: Has the meaning, with respect to the Certificates of any series if the related Aircraft is leased to the Company, specified therefor in the related Lease.
       Purchasing Certificateholder: Has the meaning, with respect to any Certificateholder, specified in Section 6.01(b).
       Record Date: Means, with respect to any Trust or the related series of Certificates, (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution with respect to such series, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution


                                   10


Date, other than the final distribution with respect to such series, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.
       Register and Registrar: Means, each with respect to the Cer-tificates of any series, the register maintained and the registrar ap-pointed pursuant to Sections 3.04 and 7.12.
       Regular Distribution Date: Means, with respect to distributions of Scheduled Payments in respect of any series of Certificates, each date designated as such in this Agreement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in the Trust have been made.
       Request: Means a request by the Company setting forth the sub-ject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 of this Basic Agree-ment.
       Responsible Officer: Means, with respect to any Trustee, any Loan Trustee and any Owner Trustee, any officer in the Corporate Trust Department of the Trustee, Loan Trustee or Owner Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.
       Responsible Party: Means, with respect to the Certificates of any series, the person designated as such in the related Trust Supple-ment.
       Scheduled Payment:  Means, with respect to any Equipment Note,
(i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days of the date on which such pay-ment is scheduled to be made) or (ii) any payment of interest on the Certificates of any series with funds drawn under the Liquidity Facil-ity for such series (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days of the date upon which payment is scheduled to be made), which payment in the case of clauses (i) or clause (ii) represents the installment of principal on such Equipment Note at the stated maturity of such in-stallment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, how-ever, that any payment of principal, premium, if any, or interest re-sulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.


                             11


       SEC: Means the Securities and Exchange Commission, as from time to time constituted or created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this in-strument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
       Selling Certificateholder: Has the meaning, with respect to any Certificateholder, specified in Section 6.01(b).
       Special Distribution Date: Means, with respect to the Certifi-cates of any series, each date on which a Special Payment is to be dis-tributed as specified in this Agreement.
       Special Payment: Means (i) any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture), (ii) the amounts re-quired to be distributed pursuant to the last paragraph of Section 2.02(b) or (iii) the amounts required to be distributed pursuant to the penultimate paragraph of Section 2.02(b).
       Special Payments Account: Means, with respect to the Certifi-cates of any series, the account or accounts created and maintained for such series pursuant to Section 4.01(b) and the related Trust Supple-ment.
       Specified Investments: Means, with respect to any Trust, unless otherwise specified in the related Trust Supplement, (i) obligations of, or guaranteed by, the United States Government or agencies thereof,
(ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., (iii) certificates of de-posit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capi-tal and surplus in excess of $100,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus,
(iv) U.S. dollar-denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and (v) repurchase


                              12


agreements with any financial institution having combined capital and surplus of at least $100,000,000 with any of the obligations described in clauses (i) through (iv) above as collateral; provided further that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity de-scribed in clause (iii) above.
       Subordination Agent: Has the meaning specified therefor in any Intercreditor Agreement.
       Substitute Aircraft: Means, with respect to any Trust, any Air-craft of a type specified in this Agreement and, at the election of the Company, substituted prior to the applicable Cut-off Date, if any, pur-suant to the terms of this Agreement.
       Transfer Date: Has the meaning assigned to that term or any of the terms "Delivery Date", "Funding Date" or "Closing Date" in a Note Purchase Agreement, and in any event refers to any such date as it may be changed from time to time in accordance with the terms of such Note Purchase Agreement.
       Triggering Event: Has the meaning specified therefor in any In-tercreditor Agreement.
       Trust: Means, with respect to the Certificates of any series, the trust under this Agreement.
       Trustee: Means State Street Bank and Trust Company of Connecti-cut, National Association, a national banking association, or its suc-cessor in interest, and any successor or other trustee appointed as provided herein.
       Trust Indenture Act: Means, with respect to any particular Trust, the Trust Indenture Act of 1939, as in force at the date as of which the related Trust Supplement was executed.
       Trust Property: Means, with respect to any Trust, (i) subject to any related Intercreditor Agreement, the Equipment Notes held as the property of such Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the related Escrow Account, the related Certificate Ac-count and the related Special Payments Account and, subject to the re-lated Intercreditor Agreement, any proceeds from the sale by the Trus-tee pursuant to Article VI hereof of any such Equipment Note, (iii) all rights of such Trust and the Trustee, on behalf of the Trust, under any Intercreditor Agreement, including, without limitation, all


                            13


monies receivable in respect of such rights, and (iv) all monies re-ceivable under any Liquidity Facility for such Trust.
       Trust Supplement: Means an agreement supplemental hereto pursu-ant to which (i) a separate Trust is created for the benefit of the holders of the Certificates of a series, (ii) the issuance of the Cer-tificates of such series representing fractional undivided interests in such Trust is authorized and (iii) the terms of the Certificates of such series are established.

     Section 1.02. Compliance Certificates and Opinions. Upon any applica-tion or request (except with respect to matters set forth in Article II) by the Company, any Owner Trustee or any Loan Trustee to the Trustee to take any action under any provision of this Basic Agreement or, in respect of the Cer-tificates of any series, this Agreement, the Company, such Owner Trustee or such Loan Trustee, as the case may be, shall furnish to the Trustee (i) an Officer's Certificate stating that, in the opinion of the signers, all condi-tions precedent, if any, provided for in this Basic Agreement or this Agree-ment relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such con-ditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such docu-ments is specifically required by any provision of this Basic Agreement or this Agreement relating to such particular application or request, no addi-tional certificate or opinion need be furnished.

     Every Officer's Certificate or Opinion of Counsel with respect to com-pliance with a condition or covenant provided for in this Basic Agreement or, in respect of the Certificates of any series, this Agreement (other than a certificate provided pursuant to Section 8.04(d)) or any Trust Supplement shall include:
       (1) a statement that (x) each individual signing such certificate or (y) each firm or person executing such Opinion of Counsel has read such covenant or condition and the definitions in this Basic Agreement or this Agreement relating thereto;

       (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opin-ions contained in such certificate or Opinion of Counsel are based;

       (3) a statement that, in the opinion of each such indi-vidual or firm, he or it has made such examination or investiga-tion as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and


                                  14


       (4) a statement as to whether, in the opinion of each such individual or firm, such condition or covenant has been complied with.

     Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opin-ion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

     Where any Person is required to make, give or execute two or more appli-cations, requests, consents, certificates, statements, opinions or other in-struments under this Basic Agreement or, in respect of the Certificates of any series, this Agreement, they may, but need not, be consolidated and form one instrument.

     Section 1.04. Directions of Certificateholders. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action pro-vided by this Agreement in respect of the Certificates of any series to be given or taken by Certificateholders (a "Direction") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required pursuant to this Agree-ment, to the Company or any Loan Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing ap-pointing any such agent or proxy shall be sufficient for any purpose of this Trust Agreement and conclusive in favor of the Trustee, the Company and the related Loan Trustee, if made in the manner provided in this Section 1.04.

       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledg-ments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer, and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or part-nership, such certificate or affidavit shall also constitute sufficient proof of his


                                   15


authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

       (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates of any series Out-standing have given any Direction under this Agreement, Certificates owned by the Company, the Parent or any Affiliate thereof shall be disregarded and deemed not to be Outstanding for purposes of any such determination.
In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates of any series Outstanding, such Cer-tificates shall not be so disregarded, and (ii) if any amount of Certifi-cates of any series so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee estab-lishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, the Parent or any Affiliate thereof.

       (d) The Company may, at its option, by delivery of an Officer's Certificate to the Trustee, set a record date to determine the Certificateholders in respect of the Certificates of any series, entitled to give any Direction. Notwithstanding Section 316(c) of the Trust Inden-ture Act, such record date shall be the record date specified in such Offi-cer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders of the applicable series in con-nection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record of the applicable series at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determin-ing whether Certificateholders of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates shall be com-puted as of such record date; provided, however, that no such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after such record date.

       (e) Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direc-tion is made upon such Certificate.

       (f) Except as otherwise provided in Section 1.04(c), Certificates of any series owned by or pledged to any Person shall have an equal and proportionate benefit


                                    16


under the provisions of this Agreement, without preference, priority or dis-tinction as among all of the Certificates of such series.
                               ARTICLE II


                  ORIGINAL ISSUANCE OF CERTIFICATES:
                     ACQUISITION OF TRUST PROPERTY
     Section 2.01. Amount Unlimited; Issuable in Series. (a) The aggregate principal amount of Certificates which may be authenticated and delivered un-der this Basic Agreement is unlimited. The Certificates may be issued from time to time in one or more series and shall be designated generally as the "Pass Through Certificates", with such further designations added or incorpo-rated in such title for the Certificates of each series as specified in the related Trust Supplement. Each Certificate shall bear upon its face the des-ignation so selected for the series to which it belongs. All Certificates of the same series shall be substantially identical except that the Certificates of a series may differ as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such series. Each se-ries of Certificates issued pursuant to this Agreement will evidence frac-tional undivided interests in the related Trust and, except as may be con-tained in any Intercreditor Agreement, will have no rights, benefits or in-terests in respect of any other Trust or the Trust Property held therein.
All Certificates of the same series shall be in all respects equally and ratably entitled to the benefits of this Agreement without preference, prior-ity or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agree-ment.

            (b) The following matters shall be established with respect to the Certificates of each series issued under this Agreement by a Trust Sup-plement executed and delivered by and among the Company, the Parent, if the Parent is a party to such Trust Supplement, and the Trustee:

            (1) the formation of the Trust as to which the Certificates of such series represent fractional undivided interests and its designation (which designation shall distinguish such Trust from each other Trust created under this Basic Agreement and a Trust Supplement);

            (2) the specific title of the Certificates of such series (which title shall distinguish the Certificates of such series from each other series of Certificates created under this Basic Agreement and a Trust Supplement);


                                    17


            (3) any limit upon the aggregate principal amount of the Cer-tificates of such series which may be authenticated and delivered (which limit shall not pertain to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of the series pursuant to Sections 3.03, 3.04 and 3.06);

            (4) the Cut-off Date with respect to the Certificates of such series;

            (5) the Regular Distribution Dates applicable to the Certifi-cates of such series;

            (6) the Special Distribution Dates applicable to the Certifi-cates of such series;

            (7) if other than as provided in Section 7.12(b), the Registrar or the Paying Agent for the Certificates of such series, including any Co-Registrar or additional Paying Agent;

            (8) if other than as provided in Section 3.01, the denominations in which the Certificates of such series shall be issuable;

            (9) if other than United States dollars, the currency or curren-cies (including currency units) in which the Certificates of such series shall be denominated;

            (10) the specific form of the Certificates of such series (in-cluding the interest rate applicable thereto) and whether or not Cer-tificates of such series are to be issued as Book-Entry Certificates and, if such Certificates are to be Book-Entry Certificates, the form of Letter of Representations, if any (or, in the case of any Certificates denominated in a currency other than United States dollars and if other than as provided in Section 3.05, whether and the circumstances under which beneficial owners of interests in such Certificates in permanent global form may exchange such interests for Certificates of such series and of like tenor of any authorized form and denomination);

            (11) a description of the Equipment Notes to be acquired and held in the related Trust and of the related Aircraft and Note Docu-ments;

            (12) provisions with respect to the terms for which the defini-tions set forth in Article I hereof or the terms of Section 11.01 hereof permit or require further specification in the related Trust Supplement;


                                    18


            (13)  any restrictions (including legends) in respect of ERISA;

            (14) whether such series will be subject to an Intercreditor Agreement and, if so, the specific designation of such Intercreditor Agreement and the rights of Potential Purchasers upon the occurrence of a Triggering Event;

            (15) whether such series will have the benefit of a Liquidity Facility and, if so, any terms appropriate thereto;

            (16) whether such series will be entitled to the benefits of a guaranty issued by the Parent in connection with certain Leases or Owned Aircraft Notes;

            (17) whether there will be a deposit agreement or other arrange-ment prior to the delivery of one or more Aircraft and, if so, any terms appropriate thereto;

            (18) the "Responsible Party" for purposes of directing the Trus-tee to make Specified Investments; and

            (19) any other terms of the Certificates of such series (which terms shall not be inconsistent with the provisions of the Trust Inden-ture Act), including any terms of the Certificates of such series which may be required or advisable under United States laws or regulations or advisable in connection with the marketing of Certificates of the se-ries.

            (c) At any time and from time to time after the execution and delivery of this Basic Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a series, Certificates of such se-ries shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Company upon request of the Company and upon satisfaction or waiver of any conditions precedent set forth in such Trust Supplement or in any other document to which a Trustee is a party re-lating to the issuance of the Certificates of such series.

     Section 2.02. Acquisition of Equipment Notes. (a) Unless otherwise specified in the related Trust Supplement, on or prior to the Issuance Date of the Certificates of a series, the Trustee shall execute and deliver the related Note Purchase Agreements in the form delivered to the Trustee by the Company and shall, subject to the respective terms thereof, perform its obli-gations under such Note Purchase Agreements. The Trustee shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate purchase price of the Equipment Notes contem-plated to


                                   19


be purchased by the Trustee under the related Note Purchase Agreements and, the Trustee shall purchase, pursuant to the terms and conditions of the Note Purchase Agreements, such Equipment Notes at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.03, 3.04 and 3.06 hereof, the Trustee shall not execute, authenticate or deliver Certificates of such series in excess of the aggregate amount speci-fied in this paragraph. The provisions of this Subsection (a) are subject to the provisions of Subsection (b) below.

            (b) If on or prior to the Issuance Date with respect to a series of Certificates the Company shall deliver to the Trustee a Postponement No-tice relating to one or more Postponed Notes, the Trustee shall postpone the purchase of such Postponed Notes and shall deposit into an escrow account (as to such Trust, the "Escrow Account") to be maintained as part of the related Trust an amount equal to the purchase price of such Postponed Notes (the "Es-crowed Funds"). The portion of the Escrowed Funds so deposited with respect to any particular Postponed Notes shall be invested by the Trustee at the written direction and risk of, and for the benefit of, the Responsible Party in Specified Investments (i) maturing no later than any scheduled Transfer Date relating to such Postponed Notes or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Company has given notice to the Trustee that such Postponed Notes will not be issued, maturing on the next applicable Special Distribution Date, if such invest-ments are reasonably available for purchase. The Trustee shall make with-drawals from the Escrow Account only as provided in this Agreement. Upon re-quest of the Company on one or more occasions and the satisfaction or waiver of the closing conditions specified in the applicable Note Purchase Agree-ments on or prior to the related Cut-off Date, the Trustee shall purchase the applicable Postponed Notes with the Escrowed Funds withdrawn from the Escrow Account. The purchase price shall equal the principal amount of such Post-poned Notes.

     The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in an Escrow Account mature prior to any applica-ble Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the written direction and risk of, and for the benefit of, the Re-sponsible Party in Specified Investments maturing as provided in the preced-ing paragraph.

     Any earnings on Specified Investments received from time to time by the Trustee shall be promptly distributed to the Responsible Party. The Respon-sible Party shall pay to the Trustee for deposit to the relevant Escrow Ac-count an amount equal to any losses on such Specified Investments as in-curred. On the Initial Regular Distribution Date in respect of the Certifi-cates of any series, the Responsible Party will


                                     20


pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on any Postponed Notes with respect to such Certificates, if any, purchased after the Issuance Date if such Postponed Notes had been purchased on the Issuance Date, from the Issuance Date to, but not including, the date of the purchase of such Postponed Notes by the Trus-tee.

     If, in respect of the Certificates of any series, the Company notifies the Trustee prior to the Cut-off Date that any Postponed Notes will not be issued on or prior to the Cut-off Date for any reason, on the next Special Distribution Date for such Certificates occurring not less than 15 days fol-lowing the date of such notice, (i) the Responsible Party shall pay to the Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice at a rate equal to the interest rate applicable to such Certificates from the Issuance Date to, but not in-cluding, such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Responsible Party pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in ac-cordance with the provisions hereof.

     If, on such Cut-off Date, an amount equal to less than all of the Es-crowed Funds (other than Escrowed Funds referred to in the immediately pre-ceding paragraph) has been used to purchase Postponed Notes, on the next such Special Distribution Date occurring not less than 15 days following such Cut-off Date (i) the Responsible Party shall pay to the Trustee for deposit in such Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes contem-plated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so pur-chased at a rate equal to the interest rate applicable to such Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Escrowed Funds and the amount paid by the Responsible Party pursuant to the immediately preceding clause
(i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

     Section 2.03. Acceptance by Trustee. The Trustee, upon the execution and delivery of a Trust Supplement creating a Trust and establishing a series of Certificates, shall acknowledge its acceptance of all right, title and in-terest in and to the Trust Property to be acquired pursuant to Section 2.02 hereof and the related Note Purchase Agreements and shall declare that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Certificateholders of such series, upon the trusts herein and in such Trust Supplement set forth. By the acceptance of each Certificate of such series issued to it under this Agreement, each ini-tial Holder of such


                                    21


series as grantor of such Trust shall thereby join in the creation and decla-ration of such Trust.

     Section 2.04. Limitation of Powers. Each Trust shall be constituted solely for the purpose of making the investment in the Equipment Notes pro-vided for in the related Trust Supplement, and, except as set forth in this Agreement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including, as subject to this restriction, acquiring any Aircraft (as defined in the related Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once ac-quired).
                               ARTICLE III
                             THE CERTIFICATES
     Section 3.01. Form, Denomination and Execution of Certificates. The Certificates of each series shall be issued in fully registered form without coupons and shall be substantially in the form attached hereto as Exhibit A or Exhibit B, as appropriate, with such omissions, variations and insertions as are permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently with this Agreement, be determined by the Trustee or the officers executing such Certificates, as evidenced by the Trustee's or respective officers' execution of the Certificates.

     Except as provided in Section 3.05, the definitive Certificates of such series shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

     Except as otherwise provided in the related Trust Supplement, the Cer-tificates of each series shall be issued in minimum denominations of $1,000 or integral multiples thereof except that one Certificate of such series may be issued in a different denomination.

     The Certificates of such series shall be executed on behalf of the Trus-tee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates of any series bearing the manual or facsimile signature of an individual who was, at the


                                    22


time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstand-ing that such individual has ceased to be so authorized prior to the authen-tication and delivery of such Certificates or did not hold such office at the date of such Certificates.

     Section 3.02. Authentication of Certificates. (a) On the Issuance Date, the Trustee shall duly execute, authenticate and deliver Certificates of each series in authorized denominations equaling in the aggregate the ag-gregate principal amount of the Equipment Notes that may be purchased by the Trustee pursuant to the related Note Purchase Agreements, and evidencing the entire ownership of the related Trust. Thereafter, the Trustee shall duly execute, authenticate and deliver the Certificates of such series as provided in this Agreement.

            (b) No Certificate of any series shall be entitled to any bene-fit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B hereto, as appropriate, executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Cer-tificates of any series shall be dated the date of their authentication.

     Section 3.03. Temporary Certificates. Until definitive Certificates are ready for delivery, the Trustee shall execute, authenticate and deliver temporary Certificates of each series. Temporary Certificates of each series shall be substantially in the form of definitive Certificates of such series but may have insertions, substitutions, omissions and other variations deter-mined to be appropriate by the officers executing the temporary Certificates of such series, as evidenced by their execution of such temporary Certifi-cates. If temporary Certificates of any series are issued, the Trustee will cause definitive Certificates of such series to be prepared without unreason-able delay. After the preparation of definitive Certificates of such series, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of such temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to Section 7.12, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of definitive Certificates of like series, in authorized denominations and of a like Fractional Undivided Inter-est. Until so exchanged, such temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.

     Section 3.04. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") for each series of Certificates in which, subject to such


                                   23


reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such series and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering such Certificates of each series and transfers and exchanges of such Certificates as herein provided.

     All Certificates issued upon any registration of transfer or exchange of Certificates of any series shall be valid obligations of the applicable Trust, evidencing the same interest therein, and entitled to the same bene-fits under this Agreement, as the Certificates of such series surrendered upon such registration of transfer or exchange.

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall exe-cute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like series, in authorized de-nominations of a like aggregate Fractional Undivided Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and de-liver the Certificates that the Certificateholder making the exchange is en-titled to receive. Every Certificate presented or surrendered for registra-tion of transfer or exchange shall be duly endorsed or accompanied by a writ-ten instrument of transfer in form satisfactory to the Trustee and the Regis-trar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

     No service charge shall be made to a Certificateholder for any registra-tion of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee.

     Section 3.05. Book-Entry and Definitive Certificates. (a) The Certifi-cates of any series may be issued in the form of one or more typewritten Cer-tificates representing the Book-Entry Certificates of such series, to be de-livered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Company. In such case, the Certificates of such series de-livered to The Depository Trust Company shall initially be registered on the Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate repre-senting such Certificate Owner's interest in the Certificates of such series, except


                                     24


as provided above and in Subsection (d) below. As to the Certificates of any series, unless and until definitive, fully registered Certificates (the "De-finitive Certificates") have been issued pursuant to Subsection (d) below:

     (i) the provisions of this Section 3.05 shall be in full force and effect;

     (ii) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency Participants for all purposes (including the making of distributions on the Certifi-cates) as the authorized representatives of the Certificate Own-ers;

     (iii)  to the extent that the provisions of this Section
3.05 conflict with any other provisions of this Agreement (other than the provisions of any Trust Supplement expressly amending this Section 3.05 as permitted by this Basic Agreement), the provisions of this Section 3.05 shall control;

     (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Own-ers and the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to Subsection (d) below, the Clearing Agency will make book-entry transfers among the Clear-ing Agency Participants and receive and transmit distributions of principal, interest and premium, if any, on the Certificates to such Clearing Agency Participants; and

      (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certifi-cateholders of such series holding Certificates of such series evidencing a specified percentage of the Fractional Undivided Interests in the related Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates of such series and has delivered such instructions to the Trustee. The Trustee shall have no obligation to determine whether the Clear-ing Agency has in fact received any such instructions.

            (b) Whenever notice or other communication to the Certificate-holders of such series is required under this Agreement, unless and until De-finitive Certificates shall have been issued pursuant to Subsection (d) be-low, the Trustee shall give all such


                                   25


notices and communications specified in this Agreement to be given to Certi-ficateholders of such series to the Clearing Agency.

            (c) Unless and until Definitive Certificates of a series are is-sued pursuant to Subsection (d) below, on the Record Date prior to each ap-plicable Regular Distribution Date and Special Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date.

            (d) If with respect to the Certificates of any series (i) the Company advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust, by Act of such Certificate Owners delivered to the Company and the Trustee, advise the Company, the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency Partici-pants is no longer in the best interests of the Certificate Owners of such series, then the Trustee shall notify all Certificate Owners of such series, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of all the Certificates of such series held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency Participants for regis-tration of Definitive Certificates in the names of Certificate Owners of such series, the Trustee shall issue and deliver the Definitive Certificates of such series in accordance with the instructions of the Clearing Agency. None of the Company, the Parent, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may con-clusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates of such series, the Trustee shall recognize the Person in whose name the Definitive Certifi-cates are registered in the Register as Certificateholders under this Agree-ment. None of the Company, the Parent or the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

            (e) Except as otherwise provided in the related Trust Supple-ment, the Trustee shall enter into the applicable Letter of Representations with respect to such series of Certificates and fulfill its responsibilities thereunder.


                                    26


            (f) The provisions of this Section 3.05 may be made inapplicable to any series or may be amended with respect to any series in the related Trust Supplement.

     Section 3.06.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate is surrendered to the Registrar, or the Regis-trar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Trus-tee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, and provided, however, that the requirements of Sec-tion 8-405 of the Uniform Commercial Code in effect in any applicable juris-diction are met, the Trustee shall execute, authenticate and deliver, in ex-change for or in lieu of any such mutilated, destroyed, lost or stolen Cer-tificate, a new Certificate or Certificates of like series, in authorized de-nominations and of like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

     In connection with the issuance of any new Certificate under this Sec-tion 3.06, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

     Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of the appropriate Fractional Undivided Inter-est in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replace-ment or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 3.07. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Trustee, the Registrar and any Paying Agent may treat the Person in whose name any Certificate is registered (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary.

     Section 3.08. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the Trustee other than the Registrar, be delivered to the Registrar for can-cellation and shall promptly be cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.08, except as expressly permitted by


                                   27


this Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

     Section 3.09. Limitation of Liability for Payments. All payments and distributions made to Certificateholders of any series in respect of the Cer-tificates of such series shall be made only from the Trust Property of the related Trust and only to the extent that the Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accor-dance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property of the related Trust for any pay-ment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it will not have any recourse to the Company, the Parent, the Trustee, the Loan Trustees, the Owner Trustees or the Owner Par-ticipants, except as otherwise expressly provided in this Agreement or in the related Intercreditor Agreement.
     Each of the Company and the Parent is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore neither the Company nor the Parent shall have any right, obligation or liability hereunder (except as otherwise expressly provided herein).


                            ARTICLE IV
                    DISTRIBUTIONS; STATEMENTS TO
                        CERTIFICATEHOLDERS

     Section 4.01. Certificate Account and Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Certificate Account as one or more non-interest-bearing ac-counts. The Trustee shall hold such Certificate Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made to the Trustee (under an Intercreditor Agreement, if applicable) with respect to the Certificates of such series, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Scheduled Payment in such Certificate Account.

          (b) The Trustee shall establish and maintain on behalf of the Cer-tificateholders of each series a Special Payments Account as one or more ac-counts, which shall be non-interest bearing except as provided in Section
4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders of such series and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments are made to the Trustee

                                  28

(under an Intercreditor Agreement, if applicable) with respect to the Cer-tificates of such series, the Trustee, upon receipt thereof, shall immedi-ately deposit the aggregate amount of such Special Payments in such Special Payments Account.

          (c) The Trustee shall present (or, if applicable, cause the Subor-dination Agent to present) to the related Loan Trustee of each Equipment Note such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed in whole pursuant to the re-lated Indenture, on the applicable redemption date under such Indenture.

     Section 4.02. Distributions from Certificate Account and Special Pay-ments Account. (a) On each Regular Distribution Date with respect to a se-ries of Certificates or as soon thereafter as the Trustee has confirmed re-ceipt of the payment of all or any part of the Scheduled Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the related Trust on such date, the Trustee shall distribute out of the applicable Cer-tificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribu-tion) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Frac-tional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the applicable Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

          (b) On each Special Distribution Date with respect to any Special Payment with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the related Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the applicable Special Payments Account the entire amount of such ap-plicable Special Payment deposited therein pursuant to Section 4.01(b).
There shall be so distributed to each Certificateholder of record of such se-ries on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Undivided Interest in the related Trust held by such Certificateholder) of the total amount in the applicable Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

                                  29

          (c) The Trustee shall, at the expense of the Company, cause notice of each Special Payment with respect to a series of Certificates to be mailed to each Certificateholder of such series at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the related Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such re-demption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the event that the Trustee receives a notice from the Company that Postponed Notes will not be purchased by the Trustee pursuant to Section 2.02, such notice of Special Payment shall be mailed as soon as practicable after receipt of such notice from the Company and shall state the Special Distribution Date for such Special Payment, which shall oc-cur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter. In the event that any Special Payment is to be made pursuant to the last paragraph of Section 2.02(b) hereof, there shall be mailed on the Cut-off Date (or, if such mail-ing on the Cut-off Date is not practicable, as soon as practicable after the Cut-off Date), notice of such Special Payment stating the Special Distribu-tion Date for such Special Payment, which shall occur 15 days after the date of such notice of such Special Payment (or, if such 15th day is not practica-ble, as soon as practicable thereafter). In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trus-tee has confirmed that it has received funds for such Special Payment, stat-ing the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practica-ble thereafter. Notices mailed by the Trustee shall set forth:

               (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01),

               (ii) the amount of the Special Payment (taking into account any payment to be made by the Company pursuant to Section 2.02(b)) for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest,

               (iii)  the reason for the Special Payment, and

               (iv) if the Special Distribution Date is the same date as a Regular Distribution Date for the Certificates of such series, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of premium, if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

                                  30

     If any redemption of the Equipment Notes held in any Trust is cancelled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder of the related series at its address as it appears on the Register.

     Section 4.03. Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment, as the case may be, to Certificateholders of the related series a statement setting forth the information provided below. Such statement shall set forth (per $1,000 aggregate principal amount of Certificate as to (i) and (ii) below) the fol-lowing information:

               (i) the amount of such distribution under this Agreement allocable to principal and the amount allocable to premium, if any;

               (ii) the amount of such distribution under this Agreement allocable to interest; and

               (iii)  the Pool Balance and the Pool Factor of the related
           Trust.

     With respect to the Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request from the Clearing Agency a securities position list-ing setting forth the names of all the Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. On each Distribution Date, the applicable Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Certifi-cates.

          (b) Within a reasonable period of time after the end of each cal-endar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts de-termined pursuant to clauses (a)(i) and (a)(ii) above with respect to the re-lated Trust for such calendar year or, in the event such Person was a Certi-ficateholder of record during a portion of such calendar year, for the appli-cable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as neces-sary for the purpose of such Certificateholder's preparation of its federal income tax returns. With respect to Certificates registered in the name of a Clearing Agency or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing

                                  31

Agency Participants to the holders of interests in the Certificates in the manner described in Section 4.03(a).

     Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not distributed on the date received shall, to the extent practica-ble, be invested by the Trustee in Permitted Investments selected by the Com-pany in written instructions to the Trustee pending distribution of such Spe-cial Payment pursuant to Section 4.02. Absent receipt of such instructions from the Company, such Special Payment shall remain uninvested by the Trustee pending receipt of written investment instructions. Any investment made pur-suant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any in-vestment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.


                             ARTICLE V

                            THE COMPANY

     Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

     Section 5.02. Consolidation, Merger, Etc. The Company shall not con-solidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

          (a) the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be
(i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15), as amended, and (iii) a United States certificated air carrier, if and so long as such status is a condition of

                                  32

entitlement to the benefits of Section 1110 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C. Section 1110), with respect to the Leases or the Aircraft owned by the Company;

          (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee applicable to the Certificates of each se-ries a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Note Documents and of this Agreement applicable to the Certificates of each series to be performed or observed by the Company; and

          (c) the Company shall have delivered to the Trustee an Officer's Certificate of the Company and an Opinion of Counsel of the Company (that may be the Company's General Counsel, Deputy General Counsel, Associate Gen-eral Counsel or other senior attorney of the Company) reasonably satisfactory to the Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (b) above comply with this Section 5.02 and that all conditions precedent herein pro-vided for relating to such transaction have been complied with.

     Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accor-dance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such con-veyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement applicable to the Certificates of each series with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing any successor cor-poration or Person which shall have become such in the manner prescribed in this Section 5.02 from

                                  33

its liability in respect of this Agreement and any Note Document applicable to the Certificates of such series to which it is a party.


                             ARTICLE VI

                              DEFAULT

     Section 6.01. Indenture Events of Default and Triggering Events. (a) Upon the occurrence and during the continuation of any Indenture Event of De-fault under any Indenture, the Trustee may (i) to the extent it is the Con-trolling Party at such time (as determined pursuant to the related Inter-creditor Agreement), direct the exercise of remedies as provided in such re-lated Intercreditor Agreement and (ii) if there is no related Intercreditor Agreement, direct the exercise of remedies or take other action as provided in the relevant Indenture to the extent that it may do so as the holder of the Equipment Notes issued under such Indenture and held in the related Trust.

          (b) By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event, each Certificateholder of Certificates of certain series (each, a "Potential Purchaser" and, collectively, the "Potential Purchasers") will have certain rights to purchase the Certificates of one or more other series, all as set forth in the Trust Supplement applicable to the Certifi-cates held by such Potential Purchaser. The purchase price with respect to the Certificates of any series shall be equal to the Pool Balance of the Cer-tificates of such series, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such series under this Agreement, any related Intercreditor Agreement or any other Note Docu-ment or on or in respect of the Certificates of such series; provided, how-ever, that if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed under this Agreement on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholder as of such Record Date); provided, further, that no such purchase of Certificates of such series shall be effective unless the purchasing Certificateholder (each, a "Purchasing Certificateholder" and, collectively, the "Purchasing Certificateholders") shall certify to the Trustee that contemporaneously with such purchase, one or more Purchasing Certificateholders are purchasing, pursuant to the terms of this Agreement and the other Agreements, if any, relating to the Certifi-cates of a series that are subject to the same Intercreditor Agreement (such other Agreements, the "Other Agreements"), the Certificates of each such se-ries that the Trust Supplement applicable to the Certificates held by the Purchasing Certificateholder specifies may be purchased by such Purchasing Certificateholder. Each payment of the purchase price of the Certificates of any series shall be made to an account or accounts designated by the Trustee and each such

                                  34

purchase shall be subject to the terms of this Section 6.01. By acceptance of its Certificate, each Certificateholder (each, a "Selling Certificate-holder" and, collectively, the "Selling Certificateholders") of a series that is subject to purchase by Potential Purchasers, all as set forth in the Trust Supplement applicable to the Certificates held by the Selling Certificate-holders, agrees that, at any time after the occurrence and during the con-tinuance of a Triggering Event, it will, upon payment of the purchase price specified in this Agreement by one or more Purchasing Certificateholders, forthwith sell, assign, transfer and convey to such Purchasing Certificate-holder (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Sell-ing Certificateholder in this Agreement, any related Intercreditor Agreement, the related Liquidity Facility, the related Note Documents and all Certifi-cates of such series held by such Selling Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the Purchasing Certificateholder shall assume all of such Selling Certificateholder's obligations under this Agreement, any re-lated Intercreditor Agreement, the related Liquidity Facility and the related Note Documents. The Certificates of such series will be deemed to be pur-chased on the date payment of the purchase price is made notwithstanding the failure of any Selling Certificateholder to deliver any Certificates of such series and, upon such a purchase, (i) the only rights of the Selling Certifi-cateholders will be to deliver the Certificates to the Purchasing Certifi-cateholder and receive the purchase price for such Certificates of such se-ries and (ii) if the Purchasing Certificateholder shall so request, such Selling Certificateholder will comply with all of the provisions of Section
3.04 hereof to enable new Certificates of such series to be issued to the Purchasing Certificateholder in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certifi-cates shall be borne by the Purchasing Certificateholder.

     Section 6.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes held in the Trust made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

          (1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes held in the Trust, and upon compliance with the terms of sale, may hold, retain, pos-sess and dispose of such Equipment Notes in their own absolute right without further accountability.

          (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser for his

                                  35

purchase money, and, after paying such purchase money and receiving such re-ceipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

          (3) Application of Moneys Received Upon Sale. Any moneys col-lected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02.

     Section 6.03. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note held in the related Trust, or if there shall be any failure to pay Rent (as defined in the relevant Lease) under any Lease when due and payable, then the Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of any related Intercreditor Agreement and any related Note Documents (subject to rights of the applicable Owner Trustee or Owner Participant to cure any such failure to pay principal of, premium, if any, or interest on any Equipment Note or to pay Rent under any Lease in accordance with the applicable Indenture), shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

     Section 6.04. Control by Certificateholders. Subject to Section 6.03 and any related Intercreditor Agreement, the Certificateholders holding Cer-tificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of such Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or such Intercreditor Agree-ment, including any right of the Trustee as Controlling Party under such In-tercreditor Agreement or as holder of the Equipment Notes held in the related Trust; provided, however, that


               (1) such Direction shall not in the opinion of the Trustee be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense,

                                  36

               (2) the Trustee shall not determine that the action so di-rected would be unjustly prejudicial to the Certificateholders of such series not taking part in such Direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

     Section 6.05. Waiver of Past Defaults. Subject to any related Inter-creditor Agreement, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a major-ity in interest in the Trust (i) may on behalf of all of the Certificatehold-ers waive any past Event of Default under this Agreement and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of De-fault under any related Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trus-tee with respect thereto, except a default:

              (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates of a series, or

              (2) in the payment of the principal of (premium, if any) or interest on the Equipment Notes held in the related Trust, or

              (3)  in respect of a covenant or provision hereof which under
Article IX hereof cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate of a series affected thereby.

Upon any such waiver, such default shall cease to exist with respect to the Certificates of such series and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders of such series to the relevant Loan Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the relevant Indenture to waive the correspond-ing Indenture Event of Default.

     Section 6.06. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, in-cluding, without limitation, Section 6.07 hereof, but subject to any related Intercreditor Agreement, the right of any Certificateholder to receive dis-tributions of payments required pursuant to Section 4.02 hereof on the appli-cable Certificates when due, or to

                                  37

institute suit for the enforcement of any such payment on or after the appli-cable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

     Section 6.07. Certificateholders May Not Bring Suit Except Under Cer-tain Conditions. A Certificateholder of any series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

          (1) such Certificateholder previously shall have given written no-tice to the Trustee of a continuing Event of Default;

          (2) Certificateholders holding Certificates of such series evi-dencing Fractional Undivided Interests aggregating not less than 25% of the related Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

          (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, re-quest and offer of indemnity; and

          (4) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust.

     It is understood and intended that no one or more of the Certificate-holders of any series shall have any right in any manner whatsoever hereunder or under the related Trust Supplement or under the Certificates of such se-ries to (i) surrender, impair, waive, affect, disturb or prejudice any prop-erty in the Trust Property of the related Trust, or the lien of any related Indenture on any property subject thereto, or the rights of the Certificate-holders of such series or the holders of the related Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder of such series or (iii) enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all the Certificateholders of such se-ries subject to the provisions of this Agreement.


     Section 6.08. Remedies Cumulative. Every remedy given under this Agreement to the Trustee or to any of the Certificateholders of any series shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in

                                  38

addition to every other remedy given under this Agreement or now or hereafter given by statute, law, equity or otherwise.

     Section 6.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trus-tee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section 6.09 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Parent.

                             ARTICLE VII

                             THE TRUSTEE


     Section 7.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default in respect of a Trust, the Trustee un-dertakes to perform such duties in respect of such Trust as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

          (b) In case an Event of Default in respect of a Trust has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement in respect of such Trust, and use the same de-gree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 7.01; and

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

          (d) Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

                                  39

     Section 7.02. Notice of Defaults. (a) As promptly as practicable af-ter, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder known to the Trustee, the Trustee shall transmit by mail to the Company, any related Owner Trustees, any related Owner Participants, the related Loan Trustees and the Certificateholders holding Certificates of the related series in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, how-ever, that, except in the case of a default in the payment of the principal, premium, if any, or interest on any Equipment Note, the Trustee shall be pro-tected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith shall determine that the withholding of such notice is in the interests of the Certificateholders of the related se-ries. For the purpose of this Section 7.02 in respect of any Trust, the term "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default in respect of that Trust.

          (b) The Trustee shall not be deemed to have knowledge of any De-fault unless a Responsible Officer of the Trustee shall have received written notice of such Default; provided, however, that the Trustee shall be deemed to have notice of any failure to receive Scheduled Payments under this Agree-ment.

     Section 7.03.  Certain Rights of Trustee.  Subject to the provisions of
Section 315 of the Trust Indenture Act:

          (a) the Trustee may rely and shall be protected in acting or re-fraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

          (c) whenever in the administration of this Agreement or any Inter-creditor Agreement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically pre-scribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company or the Parent, any related Owner Trustee or any related Loan Trustee;

                                  40

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Intercreditor Agreement at the Direction of any of the Certificateholders pursuant to this Agreement or any Intercreditor Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compli-ance with such Direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, in-strument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

          (g) the Trustee may execute any of the trusts or powers under this Agreement or any Intercreditor Agreement or perform any duties under this Agreement or any Intercreditor Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any miscon-duct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement or any Intercreditor Agreement;

          (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Di-rection of the Certificateholders holding Certificates of any series evidenc-ing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust relating to the time, method and place of con-ducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Intercreditor Agreement; and

          (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

     Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates of each series, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee

                                  41

makes no representations as to the validity or sufficiency of this Basic Agreement, any Equipment Notes, any Intercreditor Agreement, the Certificates of any series, any Trust Supplement or any Note Documents, except that the Trustee hereby represents and warrants that this Basic Agreement has been, and each Trust Supplement, each Certificate, each Note Purchase Agreement and each Intercreditor Agreement of, or relating to, each series will be executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

     Section 7.05. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certifi-cates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company, the Parent, any Owner Trus-tees or the Loan Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

     Section 7.06. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust under this Agreement need not be segregated from other funds except to the extent required in this Agreement or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for in this Agreement.

     Section 7.07.  Compensation and Reimbursement.  The Company agrees:

          (1) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it under this Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

          (2) except as otherwise expressly provided herein or in any Trust Supplement, to reimburse, or cause to be reimbursed, the Trustee upon its re-quest for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Ba-sic Agreement, any Trust Supplement or any Intercreditor Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be at-tributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 7.15; and

          (3) to indemnify, or cause to be indemnified, the Trustee with re-spect to the Certificates of any series, pursuant to the particular sections of the Note Purchase Agreement specified in the related Trust Supplement.

                                  42

     The Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates of each series upon, all property and funds held or collected by the Trustee in its capacity as Trustee with respect to such series or the related Trust for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any tax at-tributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax.
The Trustee shall notify the Company of any claim for any tax for which it may seek reimbursement. If the Trustee reimburses itself from the Trust Property of such Trust for any such tax, it will mail a brief report within 30 days setting forth the amount of such tax and the circumstances thereof to all Certificateholders of such series as their names and addresses appear in the Register.

     Section 7.08. Corporate Trustee Required; Eligibility. Each Trust shall at all times have a Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and sur-plus in excess of $5,000,000 and the obligations of which, whether now in ex-istence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervis-ing or examining authority, then for the purposes of this Section 7.08 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condi-tions so published.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee of any Trust, the Trustee shall resign immediately as Trustee of such Trust in the manner and with the effect specified in Section 7.09.

     Section 7.09. Resignation and Removal, Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee of any Trust pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

          (b) The Trustee may resign at any time as Trustee of any or all Trusts by giving prior written notice thereof to the Company, the Authorized Agents, the related Owner Trustees and the related Loan Trustees. If an in-strument of acceptance by a successor Trustee shall not have been delivered to the Company, the related Owner

                                  43

Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent juris-diction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Direction of the Certificateholders of the related series holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in inter-est in such Trust delivered to the Trustee and to the Company, the related Owner Trustees and the related Loan Trustees.

          (d)  If at any time in respect of any Trust:

          (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act, if applicable, after written request therefor by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

          (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

          (3) the Trustee shall become incapable of acting or shall be ad-judged a bankrupt or insolvent, or a receiver of the Trustee or of its prop-erty shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certi-ficateholder of the related series who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee of such Trust.

          (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as defined below) in respect of any Trust which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign as Trustee of such Trust hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Com-pany shall promptly appoint a successor Trustee of such Trust in a jurisdic-tion where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" in respect of such Trust means a state or local tax: (i) upon (w) such Trust, (x) such Trust Property, (y) Certificateholders of such Trust or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property of such Trust, and (ii)

                                  44

which would be avoided if the Trustee were located in another state, or ju-risdiction within a state, within the United States of America. A tax shall not be an Avoidable Tax in respect of any Trust if the Company or any Owner Trustee shall agree to pay, and shall pay, such tax.

          (f) If the Trustee shall resign, be removed or become incapable of acting as Trustee of any Trust or if a vacancy shall occur in the office of the Trustee of any Trust for any cause, the Company shall promptly appoint a successor Trustee of such Trust. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee of such Trust shall be appointed by Direction of the Certificatehold-ers of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in inter-est in such Trust delivered to the Company, the related Owner Trustees, the related Loan Trustee and the retiring Trustee, then the successor Trustee of such Trust so appointed shall, with the approval of the Company of such ap-pointment, which approval shall not be unreasonably withheld, forthwith upon its acceptance of such appointment, become the successor Trustee of such Trust and supersede the successor Trustee of such Trust appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, the re-signing Trustee or any Certificateholder who has been a bona fide Certifi-cateholder of the related series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee of such Trust.

          (g) The successor Trustee of a Trust shall give notice of the res-ignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders of the related series as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

     Section 7.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute and deliver to the Company and to the retiring Trustee with respect to any or all Trusts an instrument accept-ing such appointment, and thereupon the resignation or removal of the retir-ing Trustee with respect to such Trusts shall become effective and such suc-cessor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trus-tee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such succes-sor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Trust Property held by such retiring Trustee in respect of such Trusts hereunder, subject nevertheless to its lien,

                                  45

if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, pow-ers and trusts.

     If a successor Trustee is appointed with respect to one or more (but not all) Trusts, the Company, the predecessor Trustee and each successor Trustee with respect to any Trust shall execute and deliver a supplemental agreement hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Trusts as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trus-tee, and shall add to or change any of the provisions of this Basic Agreement and the applicable Trust Supplements as shall be necessary to provide for or facilitate the administration of the Trusts under this Agreement by more than one Trustee, it being understood that nothing herein or in such supplemental agreement shall constitute such Trustees as co-Trustees of the same Trust and that each such Trustee shall be Trustee of separate Trusts.

     No institution shall accept its appointment as a Trustee hereunder un-less at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

     Section 7.11. Merger, Conversion, Consolidation or Succession to Busi-ness. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolida-tion to such authenticating Trustee may adopt such execution or authentica-tion and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

     Section 7.12. Maintenance of Agencies. (a) With respect to each series of Certificates, there shall at all times be maintained an office or agency in the location set forth in Section 12.04 where Certificates of such series may be presented or surrendered for registration of transfer or for exchange, and for payment thereof, and where notices and demands, to or upon the Trus-tee in respect of such Certificates or this Agreement

                                  46

may be served; provided, however, that, if it shall be necessary that the Trustee maintain an office or agency in another location with respect to the Certificates of any series (e.g., the Certificates of such series shall be represented by Definitive Certificates and shall be listed on a national se-curities exchange), the Trustee will make all reasonable efforts to establish such an office or agency. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Parent, any Owner Trustees, the Loan Trustees (in the case of any Owner Trustee or Loan Trustee, at its address specified in the Note Documents or such other address as may be notified to the Trustee) and the Certificateholders of such series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates of each series. Each such Author-ized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or a corporation having a combined capital and surplus in excess of $5,000,000, the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by federal or state authori-ties. The Trustee shall initially be the Paying Agent and, as provided in
Section 3.04, Registrar hereunder with respect to the Certificates of each series. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

          (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation result-ing from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent, if such successor corporation is otherwise eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corpo-ration.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, any related Owner Trustees and the related Loan Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or

                                  47

termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.12. The Company shall give written notice of any such appointment made by it to the Trustee, any related Owner Trustees and the re-lated Loan Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders of the related series as their names and addresses appear on the Register for such series.

          (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

     Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Cer-tificates shall be deposited and held in trust for the benefit of the Certi-ficateholders entitled to such payment, subject to the provisions of this
Section 7.13. Moneys so deposited and held in trust shall constitute a sepa-rate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

     The Trustee may at any time, for the purpose of obtaining the satisfac-tion and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 7.14. Registration of Equipment Notes in Trustee's Name. Sub-ject to the provisions of any Intercreditor Agreement, the Trustee agrees that all Equipment Notes to be purchased by any Trust and Permitted Invest-ments, if any, shall be issued in the name of the Trustee as trustee for the applicable Trust or its nominee and held by the Trustee in trust for the benefit of the Certificateholders of such series, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Equipment Notes or Permitted Investments, as the case may be, in the register of the issuer of such Equipment Notes or Permitted Investments, as the case may be.

     Section 7.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

                                  48

               (a) the Trustee is a national banking association organized and validly existing in good standing under the laws of the State of Con-necticut.

               (b) the Trustee has full power, authority and legal right to execute, deliver and perform this Agreement, any Intercreditor Agreement and the Note Purchase Agreements and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement, any Inter-creditor Agreement and the Note Purchase Agreements;

               (c) the execution, delivery and performance by the Trustee of this Agreement, any Intercreditor Agreement and the Note Purchase Agreements
(i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the bank-ing and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the charter documents or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties in-cluded in the Trust Property pursuant to the provisions of any mortgage, in-denture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an ad-verse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

               (d) the execution, delivery and performance by the Trustee of this Agreement, any Intercreditor Agreement and the Note Purchase Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

               (e) this Agreement, any Intercreditor Agreement and the Note Purchase Agreements have been or will be duly executed and delivered by the Trustee and upon such execution and delivery will constitute the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

                                  49

     Section 7.16 Withholding Taxes; Information Reporting. As to the Cer-tificates of any series, the Trustee, as trustee of the related grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates of such series any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates of such series, to with-hold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders of such series, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder of such series appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

     Section 7.17 Trustee's Liens. The Trustee in its individual capacity agrees that it will, in respect of each Trust created by this Agreement, at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encum-brance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property of such Trust which is attributable to the Trustee either
(i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement or the related Note Documents or (ii) as Trus-tee under this Agreement or in its individual capacity and which arises out of acts or omissions which are not contemplated by this Agreement.

     Section 7.18. Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee shall resign or be removed as Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.


                            ARTICLE VIII

          CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

     Section 8.01 The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request,

                                  50

a list, in such form as the Trustee may reasonably require, of all informa-tion in the possession or control of the Company as to the names and ad-dresses of the Certificateholders of each series, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar for such series, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being fur-nished to the Trustee pursuant to Section 7.12.

     Section 8.02. Preservation of Information, Communications to Certifi-cateholders. The Trustee shall preserve, in as current a form as is reasona-bly practicable, the names and addresses of Certificateholders of each series contained in the most recent list furnished to the Trustee as provided in
Section 7.12 or Section 8.01, as the case may be, and the names and addresses of Certificateholders of each series received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

     Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of any series of Certificates, the Trustee shall transmit to the Certificateholders of such series, as provided in Section 313(c) of the Trust Indenture Act, a brief re-port dated as of May 15, if required by Section 313(a) of the Trust Indenture Act.

     Section 8.04.  Reports by the Company.  The Company shall:

               (a) file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regula-tions prescribe) which the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a na-tional securities exchange as may be prescribed in such rules and regula-tions;

               (b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the

                                  51

conditions and covenants of the Company provided for in this Agreement, as may be required by such rules and regulations, including, in the case of an-nual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of
Section 1.02;

               (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summa-ries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

               (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).


                               ARTICLE IX

                        SUPPLEMENTAL AGREEMENTS

     Section 9.01. Supplemental Agreements Without Consent of Certificate-holders. Without the consent of the Certificateholders, the Company and the Parent may (but will not be required to), and the Trustee (subject to Section 9.03) shall, at the Company's request, at any time and from time to time, en-ter into one or more agreements supplemental hereto or, if applicable, to an Intercreditor Agreement, a Note Purchase Agreement or a Liquidity Facility, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to provide for the formation of a Trust, the issuance of a se-ries of Certificates and other matters contemplated by Section 2.01(b); or

          (2) to evidence the succession of another corporation to the Com-pany or the Parent, if the Parent is a party to such Trust Supplement, and the assumption by any such successor of the covenants of the Company or the Parent, herein contained or of the Company's or the Parent's obligations, if any, under any Intercreditor Agreement, any Note Purchase Agreement or any Liquidity Facility; or

          (3) to add to the covenants of the Company or the Parent, if the Parent is a party to such Trust Supplement, for the benefit of the Certifi-cateholders of

                                  52

any series, or to surrender any right or power conferred upon the Company or the Parent in this Agreement, any Intercreditor Agreement or any Liquidity Facility; or

          (4) to correct or supplement any provision in this Agreement, any Intercreditor Agreement, any Note Purchase Agreement or any Liquidity Facil-ity which may be defective or inconsistent with any other provision herein or therein or to cure any ambiguity or to modify any other provision with re-spect to matters or questions arising under this Agreement, any Intercreditor Agreement, any Note Purchase Agreement or any Liquidity Facility, provided, however, that any such action shall not materially adversely affect the in-terests of the Certificateholders of any series; to correct any mistake in this Agreement, any Intercreditor Agreement, any Note Purchase Agreement or any Liquidity Facility; or, as provided in any Intercreditor Agreement, to give effect to or provide for a Replacement Liquidity Facility (as defined in such Intercreditor Agreement); or

          (5) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Cer-tificates of any series are listed or of any regulatory body; or

          (6) to modify, eliminate or add to the provisions of this Agree-ment, any Intercreditor Agreement, any Note Purchase Agreement or any Liquid-ity Facility to such extent as shall be necessary to continue the qualifica-tion of this Agreement, any Intercreditor Agreement, any Note Purchase Agree-ment or any Liquidity Facility (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter en-acted, and to add to this Agreement, any Intercreditor Agreement, any Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the pro-visions referred to in Section 316(a)(2) of the Trust Indenture Act as in ef-fect at the date as of which this Basic Agreement was executed or any corre-sponding provision in any similar Federal statute hereafter enacted; or

          (7) to evidence and provide for the acceptance of appointment un-der this Agreement, any Intercreditor Agreement, any Note Purchase Agreement or any Liquidity Facility by a successor Trustee with respect to one or more Trusts and to add to or change any of the provisions of this Agreement, any Intercreditor Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trust, pursuant to the requirements of Section 7.10; or

                                  53

          (8)  to provide the information required under Section 7.12 and
Section 12.04 as to the Trustee; or

          (9) to make any other amendments or modifications hereto, pro-vided, however, that such amendments or modifications shall apply to Certifi-cates of any series to be thereafter issued;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Sub-chapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

     Section 9.02. Supplemental Agreements With Consent of Certificatehold-ers. With respect to each separate Trust and the series of Certificates re-lating thereto, with the consent of the Certificateholders holding Certifi-cates of such series (including consents obtained in connection with a tender offer or exchange offer for the Certificates) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Direction of said Certificateholders delivered to the Company, the Parent and the Trustee, the Company and the Parent may (with the consent of the Owner Trustees, if any, relating to such Certificates, which consent shall not be unreasonably withheld), but shall not be obligated to, and the Trustee (sub-ject to Section 9.03) shall, enter into an agreement or agreements supplemen-tal hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, any Inter-creditor Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, any Intercreditor Agreement or any Liquidity Facility; provided, however, that no such agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

               (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions that are required to be made herein on any Cer-tificate of such series, or change any date of payment on any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable, or impair the right to in-stitute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

               (2) permit the disposition of any Equipment Note included in the Trust Property of such Trust except as permitted by this Agreement, or otherwise

                                  54

deprive such Certificateholder of the benefit of the ownership of the Equip-ment Notes in such Trust; or

               (3) alter the priority of distributions specified in the In-tercreditor Agreement in a manner materially adverse to the interests of the Certificateholders of any series; or

               (4) reduce the specified percentage of the aggregate Frac-tional Undivided Interests of such Trust that is required for any such sup-plemental agreement, or reduce such specified percentage required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement; or

               (5) modify any of the provisions of this Section 9.02 or Sec-tion 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such series affected thereby; or

               (6) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

     It shall not be necessary for any Direction of such Certificateholders under this Section 9.02 to approve the particular form of any proposed sup-plemental agreement, but it shall be sufficient if such Direction shall ap-prove the substance thereof.

     Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Basic Agreement or any Trust Supplement, the Trustee may in its discretion decline to execute such docu-ment.

     Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement per-mitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

     Section 9.05. Effect of Supplemental Agreements. Upon the execution of any agreement supplemental to this Agreement under this Article, this Basic Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Basic Agreement for all purposes; and every Certificateholder of each

                                  55

series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent applicable to such series.

     Section 9.06. Conformity With Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates of each series authenticated and delivered after the execution of any supplemental agreement applicable to such series pursuant to this Ar-ticle may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable no-tation may be made upon Outstanding Certificates of such series after proper presentation and demand.

     Section 9.08. Release of Parent. Upon the request of the Parent, and so long as the Parent has not executed a guaranty in respect of any Lease or Equipment Note, the Trustee shall execute an agreement supplemental hereto for the purpose of releasing the Parent from any and all of its obligations and liabilities under this Agreement and upon the execution of such supple-mental agreement, the Parent shall cease to be a party to this Agreement.


                              ARTICLE X

             AMENDMENTS TO INDENTURE AND NOTE DOCUMENTS

     Section 10.01. Amendments and Supplements to Indenture and Other Note Documents. In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Notes (or as a prospective purchaser of any Postponed Notes) in trust for the benefit of the Certifi-cateholders of any series or as Controlling Party under an Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, other Note Document or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modifica-tion, waiver or supplement to each Certificateholder of such series regis-tered on the Register as of the date of such notice. The Trustee shall re-quest from the Certificateholders of such series a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of (or, with respect to Postponed Notes, a prospective purchaser of) such Equipment Note has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amend-ments, modifications or supplements as a holder of (or, with respect to Post-poned Notes, a prospective purchaser of) such Equipment Note or a Controlling Party and (c) how to

                                  56

vote (or direct the Subordination Agent to vote) any Equipment Note (or, with respect to a Postponed Note, its commitment to acquire such Postponed Note) if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note (or Postponed Note) in the same proportion as that of (A) the aggregate face amounts of all Certificates actually voted in favor of or for giving consent to such action by such Di-rection of Certificateholders to (B) the aggregate face amount of all Out-standing Certificates and (ii) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Certificateholders of such series evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evi-dencing such Holder's consent to such Direction prior to one Business Day be-fore the Trustee directs such action or casts such vote or gives such con-sent. Notwithstanding the foregoing, but subject to Section 6.04 and any In-tercreditor Agreement, the Trustee may, with respect to the Certificates of any series, in its own discretion and at its own direction, consent and no-tify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the Loan Trustee of such consent) to any amend-ment, modification, waiver or supplement under any related Indenture or any other related Note Document if an Event of Default hereunder shall have oc-curred and be continuing or if such amendment, modification, waiver or sup-plement will not materially adversely affect the interests of the Certifi-cateholders of such series.


                              ARTICLE XI

                        TERMINATION OF TRUSTS

     Section 11.01. Termination of the Trusts. In respect of each Trust created by the Basic Agreement as supplemented by a related Trust Supplement, the respective obligations and responsibilities of the Company, the Parent, if any, and the Trustee with respect to such Trust shall terminate upon the distribution to all Holders of Certificates of the series of such Trust and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property of such Trust; provided, however, that in no event shall such Trust continue beyond 21 years less one day following the death of the last survi-vor of all descendants living on the date hereof of Joseph P. Kennedy, Sr., unless applicable law shall permit a longer term, in which case such longer term shall apply.

                                  57

     Notice of any termination of a Trust, specifying the applicable Regular Distribution Date (or applicable Special Distribution Date, as the case may be) upon which the Certificateholders of any series may surrender their Cer-tificates to the Trustee for payment of the final distribution and cancella-tion, shall be mailed promptly by the Trustee to Certificateholders of such series not earlier than the minimum number of days and not later than the maximum number of days specified therefor in the related Trust Supplement preceding such final distribution specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the pro-posed final payment of the Certificates of such series will be made upon presentation and surrender of Certificates of such series at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates of such series at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders of such series. Upon presentation and surrender of the Certificates of such series in accordance with such notice, the Trustee shall cause to be distributed to Certificate-holders of such series amounts distributable on such Regular Distribution Date (or Special Distribution Date, as the case may be) pursuant to Section 4.02.

     In the event that all of the Certificateholders of such series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders of such series to surrender their Certificates for cancellation and receive the final distribu-tion with respect thereto. No additional interest shall accrue on the Cer-tificates of such series after any Regular Distribution Date (or Special Dis-tribution Date, as the case may be) of such series, as specified in the first written notice. In the event that any money held by the Trustee for the pay-ment of distributions on the Certificates of such series shall remain un-claimed for two years (or such lesser time as the Trustee shall be satisfied, after 60 days' notice from the Company, is one month prior to the escheat pe-riod provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees and the Company.


                             ARTICLE XII

                       MISCELLANEOUS PROVISIONS

     Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder of any series shall not operate to terminate this

                                  58

Agreement or the related Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or com-mence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

     Section 12.02. Liabilities of Certificateholders. Neither the exis-tence of the Trust nor any provision in this Agreement is intended to or shall limit the liability the Certificateholders would otherwise incur if the Certificateholders owned Trust Property as co-owners, or incurred any obliga-tions of the Trust, directly rather than through the Trust.

     Section 12.03. Registration of Equipment Notes in Name of Subordination Agent. If a Trust is party to an Intercreditor Agreement, the Trustee agrees that all Equipment Notes to be purchased by such Trust shall be issued in the name of the Subordination Agent under such Intercreditor Agreement or its nominee and held by such Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, such Subordination Agent or its nomi-nee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

     Section 12.04 Notices. (a) Unless otherwise specifically provided herein or in the applicable Trust Supplement with respect to any Trust, all notices required under the terms and provisions of this Basic Agreement or such Trust Supplement with respect to such Trust shall be in English and in writing, and any such notice may be given by United States mail, courier service or telecopy, and any such notice shall be effective when delivered or received or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Company or the Parent:

                    US Airways, Inc. (for the Company)
                    US Airways Group, Inc. (for the Parent)
                    2345 Crystal Drive
                    Arlington, VA 22227
                    Attention:  Treasurer
                    Telephone:  (703) 872-5918
                    Fax:  (703) 872-5936

               with a copy to the attention of the Buyer's Office of the General Counsel at the same address:

                    Attention:  Aircraft Counsel
                    Fax:  (703) 872-5252

                                  59

               if to the Trustee:

                     State Street Bank and Trust Company of Connecticut, National Association
                     225 Asylum Street
                     Hartford, CT 06103
                     Attention:  Corporate/Muni Department
                     Facsimile:  (617) 664-5151
                     Telephone:  (617) 664-5340

               (b) The Company, the Parent or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

               (c) Any notice or communication to Certificateholders of any series shall be mailed by first-class mail to the addresses for Certificate-holders of such series shown on the Register kept by the Registrar and to ad-dresses filed with the Trustee for Certificate Owners of such series. Fail-ure so to mail a notice or communication or any defect in such notice or com-munication shall not affect its sufficiency with respect to other Certifi-cateholders or Certificate Owners of such series.

               (d) If a notice or communication is mailed in the manner pro-vided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

               (e) If the Company or the Parent mails a notice or communica-tion to the Certificateholders of such series, it shall mail a copy to the Trustee and to each Paying Agent for such series at the same time.

               (f) Notwithstanding the foregoing, all communications or no-tices to the Trustee shall be deemed to be given only when received by a Re-sponsible Officer of the Trustee.

               (g) The Trustee shall promptly furnish the Company and the Parent with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder, Owner Trustee or Loan Trus-tee.

     Section 12.05. Governing Law. THIS BASIC AGREEMENT, TOGETHER WITH ALL TRUST SUPPLEMENTS AND CERTIFICATES, SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                  60

     Section 12.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the related Trust, or of the Certificates of such series or the rights of the Certifi-cateholders thereof.

     Section 12.07. Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent appli-cable, be governed by such provisions. If any provision of this Agreement limits, qualifies or conflicts with another provision which is required to be included in this Agreement by the Trust Indenture Act, the required provision shall control.

     Section 12.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 12.09. Successors and Assigns. All covenants, agreements, rep-resentations and warranties in this Agreement by the Trustee, the Parent and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

     Section 12.10. Benefits of Agreement. Nothing in this Agreement or in the Certificates of any series, express or implied, shall give to any Person, other than the parties to this Agreement and their successors under this Agreement, and the Certificateholders of each series, any benefit or any le-gal or equitable right, remedy or claim under this Agreement.

     Section 12.11. Legal Holidays. In any case where any Regular Distribu-tion Date or Special Distribution Date relating to any Certificate of any se-ries shall not be a Business Day with respect to such series, then (notwith-standing any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Dis-tribution Date, and no interest shall accrue during the intervening period.

     Section 12.12. Counterparts. For the purpose of facilitating the exe-cution of this Agreement and for other purposes, this Agreement may be exe-cuted simultaneously in any number of counterparts, each of which counter-parts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                  61

     Section 12.13. Communication by Certificateholders With Other Certifi-cateholders. Certificateholders of any series may communicate with other Certificateholders of such series with respect to their rights under this Ba-sic Agreement, the related Trust Supplement or the Certificates of such se-ries pursuant to Section 312(b) of the Trust Indenture Act. The Company, the Parent, the Trustee and any and all other persons benefitted by this Agree-ment shall have the protection afforded by Section 312(c) of the Trust Inden-ture Act.

     Section 12.14. Intention of Parties. The parties to this Agreement in-tend that each Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a cor-poration or as a partnership. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such in-tent.











                                  62


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                  US AIRWAYS GROUP, INC.

                                  By: _______________________________
                                      Name:
                                      Title:


                                  US AIRWAYS, INC.

                                  By: _______________________________
                                      Name:
                                      Title:


                                  STATE STREET BANK AND TRUST COMPANY OF
                                  CONNECTICUT, NATIONAL ASSOCIATION, as
                                  Trustee

                                  By: _______________________________
                                      Name:
                                      Title:







                                                              EXHIBIT A


                         FORM OF CERTIFICATE*

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.**

          US AIRWAYS ____________ PASS THROUGH TRUST


               Pass Through Certificate, Series __________

               Final Regular Distribution Date: _____, ____ evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by Aircraft owned by or leased to US Airways, Inc.


Certificate
No._________   $__________ Fractional Undivided Interest representing
               ._____% of the Trust per $1,000 face amount

     THIS CERTIFIES THAT __________________, for value received, is the reg-istered owner of a $___________ (________ dollars) Fractional Undivided In-terest in the US Airways Pass Through Trust, Series [___] (the "Trust") cre-ated by State Street Bank and Trust Company of Connecticut, National Associa-tion, as trustee (the
_________________________

* To be used in connection with Certificates offered pursuant to a Trust Supplement to which US Airways Group, Inc. is not a party.

** This legend to appear on Book-Entry Certificates to be deposited with The Depository Trust Company.

                                  A-1

"Trustee"), pursuant to a Pass Through Trust Agreement dated as of [
], 1999 (the "Basic Agreement"), between the Trustee, US Airways, Inc., a corporation incorporated under Delaware law (the "Company") and US Airways Group, Inc., a corporation incorporated under Delaware law (the "Parent"), as supplemented by Trust Supplement No. _______ thereto dated __________, ____, between the Trustee and the Company, (collectively, the "Agreement"), a sum-mary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "___% US Airways Pass Through Certificate, Series ____" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and con-ditions of the Agreement. By virtue of its acceptance hereof, the Certifi-cateholder of this Certificate assents to and agrees to be bound by the pro-visions of the Agreement and any related Intercreditor Agreement. The prop-erty of the Trust includes certain Equipment Notes and all rights of the Trust to receive any payments under any Intercreditor Agreement or Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is or will be secured by, among other things, a security interest in aircraft leased to or owned by the Company.

     The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

     Subject to and in accordance with the terms of the Agreement and any re-lated Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each __________ and ___________ (a "Regular Dis-tribution Date"), commencing on _________, ____, to the Person in whose name this Certificate is registered at the close of business on the 15th day pre-ceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accor-dance with the terms of the Agreement and any related Intercreditor Agree-ment, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be dis-tributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not

                                  A-2

a Business Day, distribution shall be made on the immediately following Busi-ness Day with the same force and effect as if made on such Regular Distribu-tion Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Pay-ment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

     Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as other-wise provided in the Agreement and notwithstanding the above, the final dis-tribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

     The Certificates do not represent a direct obligation of, or an obliga-tion guaranteed by, or an interest in, the Company or the Trustee or any af-filiate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Cer-tificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificatehold-ers holding Certificates evidencing Fractional Undivided Interests aggregat-ing not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Cer-tificate and of any Certificate issued upon the transfer hereof or in ex-change hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certi-ficateholders of any of the Certificates.

                                  A-3

     As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of author-ized denominations evidencing the same aggregate Fractional Undivided Inter-est in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Cer-tificates of authorized denominations evidencing the same aggregate Frac-tional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Registrar, and any agent of the Trustee or the Regis-trar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificate-holders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Prop-erty.

     THIS CERTIFICATE AND THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES AND CERTIFICATEHOLDERS HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                  A-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                  US AIRWAYS PASS THROUGH TRUST
                                  By: STATE STREET BANK AND TRUST COMPANY
                                  OF CONNECTICUT, NATIONAL ASSOCIATION, as
                                  Trustee

                                  By: _______________________________
                                  Title:_____________________________

Dated: ________________________









                                  A-5


           [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]
                   This is one of the Certificates
                         referred to in the
                    within-mentioned Agreement.


                                  STATE STREET BANK AND TRUST
                                  COMPANY OF CONNECTICUT, NATIONAL
                                  ASSOCIATION, as Trustee

                                  By: _______________________________
                                             Authorized Officer








                                  A-6

                                                              EXHIBIT B


                    FORM OF GUARANTEED CERTIFICATE*

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.**

               US AIRWAYS ____________ PASS THROUGH TRUST


                    Pass Through Certificate, Series __________

                    Final Regular Distribution Date: _____, ____ evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by Aircraft owned by or leased to US Airways, Inc.

Certificate
No._________        $__________ Fractional Undivided Interest representing
                    ._____% of the Trust per $1,000 face amount

     THIS CERTIFIES THAT __________________, for value received, is the reg-istered owner of a $___________ (________ dollars) Fractional Undivided In-terest in the US Airways Pass Through Trust, Series [___] (the "Trust") cre-ated by State Street Bank and Trust Company of Connecticut, National Associa-tion, as trustee (the
____________________________

* To be used in connection with Certificates offered pursuant to a Trust Supplement to which US Airways Group, Inc. is a party.

**    This legend to appear on Book-Entry Certificates to be deposited with
The Depository Trust Company.

                                  B-1

 "Trustee"), pursuant to a Pass Through Trust Agreement dated as of [     ],
1999 (the "Basic Agreement"), between the Trustee, US Airways, Inc., a corpo-ration incorporated under Delaware law (the "Company") and US Airways Group, Inc., a corporation incorporated under Delaware law (the "Parent"), as sup-plemented by Trust Supplement No. _______ thereto dated __________, ____, be-tween the Trustee, the Company, and the Parent, (collectively, the "Agree-ment"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "___% US Airways Pass Through Certificate, Series ____" (herein called the "Certifi-cates"). This Certificate is issued under and is subject to the terms, pro-visions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and any related Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive any payments under any Intercreditor Agreement or Li-quidity Facility (the "Trust Property"). Each issue of the Equipment Notes is or will be secured by, among other things, a security interest in aircraft leased to or owned by the Company.

     The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

     Subject to and in accordance with the terms of the Agreement and any re-lated Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each __________ and ___________ (a "Regular Dis-tribution Date"), commencing on _________, ____, to the Person in whose name this Certificate is registered at the close of business on the 15th day pre-ceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accor-dance with the terms of the Agreement and any related Intercreditor Agree-ment, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be dis-tributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not

                                  B-2

a Business Day, distribution shall be made on the immediately following Busi-ness Day with the same force and effect as if made on such Regular Distribu-tion Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Pay-ment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

     Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as other-wise provided in the Agreement and notwithstanding the above, the final dis-tribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

     The Certificates do not represent a direct obligation of, or an obliga-tion guaranteed by, or an interest in, the Company, the Parent or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Cer-tificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificatehold-ers holding Certificates evidencing Fractional Undivided Interests aggregat-ing not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Cer-tificate and of any Certificate issued upon the transfer hereof or in ex-change hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certi-ficateholders of any of the Certificates.

                                  B-3

     As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of author-ized denominations evidencing the same aggregate Fractional Undivided Inter-est in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Cer-tificates of authorized denominations evidencing the same aggregate Frac-tional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Registrar, and any agent of the Trustee or the Regis-trar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificate-holders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Prop-erty.

     THIS CERTIFICATE AND THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES AND CERTIFICATEHOLDERS HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                  B-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                  US AIRWAYS PASS THROUGH TRUST
                                  By: STATE STREET BANK AND TRUST COMPANY
                                  OF CONNECTICUT, NATIONAL ASSOCIATION, as
                                  Trustee


                                  By:________________________________
                                  Title:_____________________________


Dated:  _______________________







                                  B-5

           [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]
                   This is one of the Certificates
                           referred to in the
                      within-mentioned Agreement.


                                  STATE STREET BANK AND TRUST
                                  COMPANY OF CONNECTICUT, NATIONAL
                                  ASSOCIATION, as Trustee

                                  By: _______________________________
                                           Authorized Officer











                                  B-6